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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: AUGUST 7, 2003
                        (Date of earliest event reported)

                               THE VIALINK COMPANY
             (Exact name of Registrant as specified in its Charter)


           DELAWARE                      000-21729                   73-1247666
(State or other jurisdiction      (Commission File Number)         (I.R.S. Employer
     of incorporation)                                          Identification Number)

                 13155 NOEL ROAD, SUITE 700, DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 934-5500

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Item 5. Other Events and Regulation FD Disclosure

The viaLink Company (OTCBB: VLNK), the leading provider of synchronization and scan based trading services to the retail supply chain today reported results for the second quarter ended June 30, 2003.

Subscription revenue in the second quarter was $827,000, representing an 18% increase over the second quarter of 2002 and a 10% increase over the first quarter of 2003, setting a new record for quarterly subscription revenue for the company. Total revenue for the quarter was $953,000, 14% less than total revenue in the second quarter of 2002 due to decreases in implementation revenue during the quarter. However, total revenue for the second quarter improved 13% over the first quarter of 2003.

Total operating expenses were $2.9 million and were consistent with expenses in the previous two quarters and a 15% decrease from $3.4 million in expenses in the second quarter of 2002. The company reported a net loss and net loss applicable to common stock for the second quarter of $2.7 million, or $0.02 per share, which includes $0.7 million of non-cash interest expense on notes payable. The loss from operations for the second quarter decreased compared to the second quarter of 2002 and the first quarter of this year. Cash used in operating activities decreased to $1.7 million during the second quarter as compared to $2.9 million used in the prior year second quarter.

"Over the past few weeks we have further reduced our operating expenses. These reductions have been achieved through negotiation with certain vendors, reduction or elimination of relationships with other vendors and a reduction in our workforce." said Brian Carter, CFO of viaLink. "These efforts were made to reduce our cash expenses to approximately $650,000 per

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month which will accelerate the reduction in our quarterly operating losses for the remainder of 2003, particularly in the fourth quarter."

"The recently completed quarter saw an increase in activity, both in our traditional CPG retail customer base and in new vertical markets. We are pleased to welcome Ukrop's to the growing list of retail communities using viaLink's services. Moreover, our groundbreaking agreement with AutoZone is a significant development that underscores the value viaLink provides to retailers and their suppliers in new vertical sectors beyond CPG retail," said Bob Noe; CEO of viaLink.

"It is also noteworthy that the mix of our services has shifted," added Noe, "with the most significant growth occurring in our more advanced services, such as our sbtLinkSM Scan Based Trading service and viaLink invoicing. About 40% of our subscription revenue is derived from these advanced commerce services today, compared to about 10% a year ago. We believe this is a strong sign of the market's recognition of our role in offering new business processes and trading partner collaboration that create real value for the retail industry."

Highlights for the second quarter include:

- NEW RETAILER SIGNINGS: AutoZone and Ukrop's signed agreements which should lead to revenue growth in future quarters as they connect with their trading partners using the company's services.

- SUPPLIER CUSTOMER GROWTH: The company added a number of new supplier customers during the quarter, including BlossomSelect, SALOV North America, Distribution Plus, Inc., Mission Foods and Bradley Caldwell, Inc. Renewed or expanded contracts were also signed with existing customers, such as Coors Brewing Company, Martin's Famous Pastry Shoppe and Byrne Dairy.

- NEW UCCNET SERVICES CLIENTS: the company signed 11 new agreements with customers for UCCnet services, almost doubling the number of clients for these services. viaLink is a leader in helping accelerate industry adoption of the standards for registering data with UCCnet and publishing data to trading partners from the registry.

- GROWTH OF ADVANCED COMMERCE SERVICES: the use of viaLink's sbtLink scan based trading and viaLink Invoicing services continued to grow in the second quarter. The number of store-supplier connections using the services reached 4,866 as of June 30, 2003, and sales of products sold using these services increased by 75% over the year-ago second quarter as more stores and suppliers came on line.

The company's chief executive officer, Bob Noe, and chief financial officer, Brian Carter, will host an investor conference call today at 4:30 p.m. Eastern Standard Time, to review the company's results. The call will be broadcast live over the Internet and can be accessed by visiting www.vialink.com. For those who are not able to listen to the live broadcast, the conference call will be archived for 30 days and accessed through www.vialink.com.

The viaLink Company (OTCBB: VLNK) provides standards-compliant advanced Internet-based services to the retail supply chain. We help progressive manufacturers, suppliers, distributors, brokers/agents, and retailers improve the profitability of their trading relationships, increase sales and serve their customers more effectively. For more information about viaLink's data synchronization, scan based trading, supply chain visibility and UCCnet registry and publication solutions, call (972) 934-5500 or visit viaLink's website: www.vialink.com.

This release contains forward-looking statements that involve risks and uncertainties. The viaLink Company resembles a development stage company, which has commenced its planned operations but is only beginning to generate significant revenue. Risk factors affecting our business have been detailed in viaLink's filings with the Securities and Exchange Commission.

(TABLES FOLLOW)


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                               The viaLink Company
                 Condensed Consolidated Statements of Operations
                                   (UNAUDITED)

                                            For the Three Months Ended                       For the Six Months Ended
                                                     June 30,                                       June 30,
                                            2003                    2002                    2003                    2002
                                       -------------           -------------           -------------           -------------
Revenues                               $     953,030           $   1,103,693           $   1,793,561           $   2,064,173

Customer operations                        1,085,113               1,414,238               2,069,079               2,883,203
Development                                  445,988                 568,673                 983,877               1,139,093
Selling and marketing                        478,410                 646,472               1,006,632               1,226,674
General and administrative                   753,007                 446,847               1,445,390               1,156,496
Depreciation and amortization                150,888                 338,636                 372,724                 680,474
                                       -------------           -------------           -------------           -------------
     Total operating expenses              2,913,406               3,414,866               5,877,702               7,085,940

Loss from operations                      (1,960,376)             (2,311,173)             (4,084,141)             (5,021,767)
Interest expense, net                       (701,549)                     --                (701,549)                     --
                                       -------------           -------------           -------------           -------------

Net loss                               $  (2,661,925)          $  (2,311,173)          $  (4,785,690)          $  (5,021,767)
                                       =============           =============           =============           =============

Dividends on Preferred Stock:
     Warrants and beneficial
         conversion feature                       --                      --              (1,260,000)             (3,210,721)
     Stated dividends                             --                 (13,315)                     --                 (26,630)
                                       -------------           -------------           -------------           -------------

Net loss applicable to
   common stock                        $  (2,661,925)          $  (2,324,488)          $  (6,045,690)          $  (8,259,118)
                                       =============           =============           =============           =============

Net loss applicable to common
  stock per common share:
         Basic and diluted             $       (0.02)          $       (0.03)          $       (0.04)          $       (0.11)
Weighted average shares
  outstanding:
         Basic and diluted               177,132,769              85,630,677             172,153,210              77,049,591
                                       =============           =============           =============           =============

                               The viaLink Company
                      Condensed Consolidated Balance Sheets
                    As of June 30, 2003 and December 31, 2002

                                                             (UNAUDITED)
                                                               June 30,             December 31,
                                                                 2003                   2002
                                                             ------------           ------------
                         ASSETS
Cash and short-term investments                              $    436,217           $    561,617
Accounts receivable, net                                          619,081                965,158
Other current assets                                              128,520                156,503
                                                             ------------           ------------
     Total current assets                                       1,183,818              1,683,278

Other assets, net                                                 587,769              1,253,665
                                                             ------------           ------------

     Total assets                                            $  1,771,587           $  2,936,943
                                                             ============           ============


     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Accounts payable and other current liabilities               $  1,035,547           $  1,337,716
Notes payable, current net of discount                            649,182                     --
Capital lease liabilities                                         332,155                385,778
                                                             ------------           ------------
  Total liabilities                                             2,016,884              1,723,494

Common Stock                                                      178,134                160,520
Series D Preferred Stock                                       10,094,850              9,584,850
Additional paid in capital                                     79,523,508             76,724,178
Accumulated deficit                                           (90,041,789)           (85,256,099)
                                                             ------------           ------------
Stockholders' equity (deficit)                                   (245,297)             1,213,449
                                                             ------------           ------------
  Total liabilities and stockholders'
     equity (deficit)                                        $  1,771,587           $  2,936,943
                                                             ============           ============


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 The viaLink Company

Date: August 7, 2003             By:  /s/ Brian Carter
                                      Brian Carter
                                      Vice President and Chief Financial Officer